UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 7, 2020

Date of Report (Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

_____________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GRIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2020, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, Griffin’s stockholders approved the Griffin Industrial Realty, Inc. and Griffin Industrial, LLC 2020 Incentive Award Plan (the “Plan”), which was previously approved by Griffin’s Board of Directors. The Plan replaces the Griffin Industrial Realty, Inc. 2009 Stock Option Plan (the “2009 Plan”), however, all stock options outstanding under the 2009 Plan remain outstanding in accordance with their terms.

Under the Plan, Griffin may grant awards with respect to up to 300,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events as described in the Plan), plus any shares of common stock subject to awards under the 2009 Plan that are forfeited or expire, are converted to shares of another entity, or are settled for cash, after the date of the Annual Meeting. Awards can be granted under the Plan to our employees, consultants, and non-employee directors. The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, partnership interests, dividend equivalents and other stock- or cash-based awards.

The foregoing summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	Annual Meeting of Stockholders of Griffin Industrial Realty, Inc.: May 7, 2020

(b)

Proposal 1: Election of Directors. The following persons were elected as Directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified, representing all of the directors:

1) Mr. David R. Bechtel was elected a Director with 4,695,782 votes for, 43,721 against and 826 abstentions.

2) Mr. Edgar M. Cullman, Jr. was elected a Director with 4,657,471 votes for, 81,984 against and 874 abstentions.

3) Mr. Frederick M. Danziger was elected a Director with 4,657,564 votes for, 81,839 against and 926 abstentions.

4) Mr. Gordon F. DuGan was elected a Director with 4,657,420 votes for, 82,035 against and 874 abstentions.

5) Mr. Michael S. Gamzon was elected a Director with 4,664,811 votes for, 74,692 against and 826 abstentions.

6) Mr. Jonathan P. May was elected a Director with 4,704,450 votes for, 35,053 against and 826 abstentions.

7) Ms. Molly North was elected a Director with 4,712,181 votes for, 27,322 against and 826 abstentions.

8) Ms. Amy Rose Silverman was elected a Director with 4,709,042 votes for, 30,361 against and 926 abstentions.

9) Mr. Albert H. Small, Jr. was elected a Director with 4,664,579 votes for, 74,924 against and 826 abstentions.

There were 220,307 broker non-votes for each nominee.

Proposal 2: The selection of RSM US LLP as Griffin’s independent registered public accountants for fiscal 2020 was ratified with 4,957,978 votes for, 2,608 votes against and 50 abstentions.

Proposal 3: The approval, on an advisory (non-binding) basis, of a resolution approving the compensation of Griffin’s named executive officers was approved with 4,680,452 votes for, 35,422 votes against, 24,455 abstentions, and 220,307 broker non-votes.

Proposal 4: The approval of an amendment to Griffin’s amended and restated certificate of incorporation to impose certain ownership and transfer restrictions was approved with 3,699,965 votes for, 630,260 votes against, 410,104 abstentions, and 220,307 broker non-votes.

Proposal 5: The approval of Griffin’s reincorporation as a Maryland corporation, through and including a merger with and into its wholly owned subsidiary was approved with 3,588,068 votes for, 808,337 votes against, 343,924 abstentions, and 220,307 broker non-votes.

Proposal 6: The Griffin Industrial Realty, Inc. and Griffin Industrial, LLC 2020 Incentive Award Plan was approved with 4,484,809 votes for, 231,359 votes against, 24,161 abstentions, and 220,307 broker non-votes.

Item 9.01.	Financial Statements and Exhibits (d) The following exhibit is filed as part of this Current Report on Form 8-K:
Exhibit Number	Description
10.1	The Griffin Industrial Realty, Inc. and Griffin Industrial, LLC 2020 Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

5

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: May 12, 2020